KEYCORP
NEWS            127 Public Square, Cleveland, Ohio 44114        [KEYCORP LOGO]
===============================================================================




CONTACT:         John Fuller                       (216) 689-8140 (media)
                 Bill Murschel                     (216) 689-0457
                 Jay S. Gould                      (216) 689-4721 (analysts)
                 Vernon L. Patterson               (216) 689-0520

FOR IMMEDIATE RELEASE

               KEYCORP ANNOUNCES 12.5 PERCENT DIVIDEND INCREASE;
               -------------------------------------------------
                      MAJOR STOCK REPURCHASE PROGRAM; AND
                      -----------------------------------
                              RECORD 1994 EARNINGS
                              --------------------



         CLEVELAND, January 19, 1995 -- KeyCorp's (NYSE: KEY) Board of Directors today declared a 12.5 percent increase in its quarterly common share dividend and announced a program to repurchase up to 12 million shares, approximately 5 percent, of KeyCorp's Common Stock.

         KeyCorp also today reported record earnings of $854 million, or $3.45 per common share, for the full year 1994, up from $710 million, or $2.89 per common share, for 1993. For the 1994 fourth quarter, KeyCorp reported earnings of $194 million, or $0.79 per common share. This compares with earnings of $122 million, or $0.49 per common share, reported in the year-ago quarter.

         Victor J. Riley, Jr., KeyCorp chairman and chief executive officer, said, "The underlying financial strength of our new company and our confidence in its future performance support the Board's actions today to increase the common stock dividend for the 30th consecutive year and to authorize the repurchase of up to 12 million of the outstanding common shares. These actions are consistent with our emphasis on creating value for our shareholders whenever and wherever opportunity exists."

                                    --more--

KEYCORP EARNINGS
PAGE 2
JANUARY 19, 1995

         Riley continued, "Working closely with Bob Gillespie, our chief operating officer, we are developing exciting plans for the future within a strategic planning process known as First Choice 2000. This plan is designed to leverage the capabilities of our new company and accelerate the growth prospects for our most promising businesses. We will begin implementing these programs in the first quarter of 1995. The combination of our previously announced balance sheet reconfiguration plan and these strategic efforts, are designed to support our objective of double-digit earnings growth in the coming years."

COMMON STOCK DIVIDEND INCREASED 12.5 PERCENT: 30TH CONSECUTIVE YEAR

         KeyCorp's Board of Directors declared a 12.5 percent increase in the quarterly common stock dividend to $0.36 per share from $0.32 per share, payable March 15, 1995, to shareholders of record February 28,1995. The Board also declared the regular quarterly dividend of $0.625 per depositary share on KeyCorp's Class A Cumulative Preferred Stock, payable March 31, 1995, to shareholders of record March 17,1995.

SHARE REPURCHASE PROGRAM

         The new 12 million common share repurchase program represents an expansion of existing share repurchase programs. During 1994, 7.6 million shares of an authorized 8 million shares were repurchased, with 6 million issued, or designated for reissuance, in connection with previously announced acquisitions. The program announced today, represents approximately 5 percent of KeyCorp's 240.4 million shares of common stock outstanding at December 31, 1994. Authorization for this program expires in one year.

         The shares will be repurchased from time to time in the open market or through negotiated transactions. Repurchased shares will be placed in treasury and subsequently reissued in connection with the employee stock purchase, employee 401(k), stock option, and dividend reinvestment plans, as well as for other corporate purposes.

                                    --more--

KEYCORP EARNINGS
PAGE 3
JANUARY 19, 1995

EARNINGS REVIEW AND ANALYSIS

        Commenting on financial performance, Riley noted, "1994 was a successful year, both in terms of completing the Society/KeyCorp merger, as well as producing a record earnings performance. These record earnings results were achieved despite the adverse impact of one of the most rapid rises in interest rates in history. As part of a plan announced last month, actions taken by management in the 1994 fourth quarter and early in the 1995 first quarter to reconfigure the balance sheet have substantially reduced the Corporation's exposure to further interest rate increases. The securities sales component of the reconfiguration plan was completed in early January 1995. We continue to allow certain fixed-rate loans and securities to mature without reinvestment in accordance with the plan, and no further actions beyond those already announced are anticipated."

         Reported earnings in the fourth quarter of both 1994 and 1993 were impacted by significant nonrecurring items. These items consisted of losses on the sales of securities in the 1994 fourth quarter related to the balance sheet reconfiguration, and merger and integration charges recorded in the 1993 fourth quarter. Excluding the impact of these items, earnings in the 1994 fourth quarter were $208 million, or $0.85 per common share, compared to $203 million, or $0.82 per common share, in the year-ago quarter. Similarly, excluding these nonrecurring items, full-year earnings for 1994 were $868 million, or $3.51 per common share, up 10 percent and 9 percent, respectively, from the prior year.

         James W. Wert, KeyCorp senior executive vice president and chief financial officer, said, "Our 1994 financial performance was impressive. Return on average total assets and return on average common equity were 1.36 percent and 18.9 percent, respectively. Excluding the nonrecurring items, our 1994 return on assets and return on common equity were 1.39 percent and 19.2 percent, respectively. Despite the revenue challenges of 1994, we also improved the efficiency ratio to 59.4 percent."

         Commenting on the balance sheet reconfiguration, Wert noted, "The 1994 fourth quarter included securities losses of $24 million ($14 million after-tax or $0.06 per
                                    --more--

KEYCORP EARNINGS
PAGE 4
JANUARY 19, 1995

common share) related to the first phase of the plan outlined in December to substantially reduce KeyCorp's exposure to further changes in interest rates. Approximately $49 million ($31 million after-tax or $0.13 per common share) of additional losses related to securities sales were realized early in the first quarter of 1995, in connection with the plan."

         Net interest income in the 1994 fourth quarter totaled $665 million, down $13 million or 2 percent from the year-ago quarter, as solid loan growth was offset by a lower net interest margin. Average earning assets increased $6.0 billion, or 11 percent, with almost all of this growth coming from loans. The loan growth occurred despite the impact of the third quarter securitization and sale of $274 million of student loans. The net interest margin declined from 5.21 percent in the year-ago quarter to 4.60 percent. Compared to the 1994 third quarter, net interest income was down $14 million, as the net interest margin declined by 19 basis points. The decline in the net interest margin, compared to both the year-ago and prior quarter, was primarily due to narrower lending spreads, increased reliance on market-priced funding and a liability sensitive balance sheet in a rising interest rate environment.

         Average loans in the 1994 fourth quarter compared to the third quarter were up $1.4 billion, or 12 percent, on an annualized basis. Annualized average loan growth in the 1994 fourth quarter by region was: Rocky Mountain (4 percent), Northwest (11 percent), Great Lakes (14 percent) and Northeast (13 percent).

         Noninterest income in the 1994 fourth quarter totaled $205 million, including pre-tax securities losses of $24 million related to the previously mentioned balance sheet reconfiguration plan. Excluding the impact of noncore items such as net securities transactions and special asset management fees, core noninterest income in the fourth quarter of 1994 rose by $4 million, or 2 percent, from the year-ago level. Compared to the prior quarter, core noninterest income increased by $6 million, or 3 percent.

         Noninterest expense totaled $556 million in the 1994 fourth quarter. This was down from $571 million in the year-ago quarter, after adjusting that quarter to exclude $119 million ($81 million after-tax or $0.33 per common share) of merger and

                                    --more--

KEYCORP EARNINGS
PAGE 5
JANUARY 19, 1995

integration charges. Compared to the 1994 third quarter, noninterest expense increased by $26 million, or 5 percent, reflecting higher personnel costs, increases in various components of miscellaneous expense, and the impact of a purchase acquisition completed late in the third quarter of 1994.

         Asset quality measures, which were already excellent, continued to improve. Nonperforming assets declined again during the fourth quarter and represented 0.73 percent of loans plus other real estate owned and other nonperforming assets at December 31, 1994. Net loan charge-offs in the fourth quarter totaled $21 million, or 0.19 percent of average loans. Reflecting the continued improvement in credit quality and the relatively high level of reserves, the provision for loan losses for the 1994 fourth quarter was $26 million, more than covering the quarter's net loan charge-offs and slightly below the prior quarter. Both the nonperforming loan and nonperforming asset coverage ratios increased and remained strong at 324 percent and 244 percent, respectively.

         At December 31, 1994, KeyCorp's assets totaled $66.8 billion and equity capital totaled $4.7 billion. The Tier 1 capital ratio was estimated at
8.41 percent and the Total Capital ratio was estimated at 11.53 percent.

                                    # # #

KEYCORP ANNOUNCES 1994 RECORD EARNINGS
JANUARY 19, 1995
PAGE 6
                                                       FINANCIAL HIGHLIGHTS
                                          (dollars in millions, except per share amounts)


                                                                                Three months ended
                                                                     ----------------------------------------
                                                                       12-31-94      9-30-94       12-31-93
                                                                     -------------  -----------  ------------
SUMMARY OF OPERATIONS
  Net interest income (TE)                                              $  680.3        $694.0      $  693.1
  Provision for loan losses                                                 26.2          27.2          46.4
  Noninterest income                                                       205.3         223.3         237.1
  Noninterest expense                                                      555.6         530.1         689.5
  Net income                                                               193.8         229.3         122.3

PER COMMON SHARE
  Net income                                                            $   0.79        $ 0.92      $   0.49
  Cash dividends                                                            0.32          0.32          0.28
  Book value at period-end                                                 18.88         18.65         17.53
  Market price at period-end                                               25.00         30.50         29.75

AT PERIOD-END
  Full-time equivalent employees                                          29,211        29,411        29,983
  Full-service banking offices                                             1,272         1,279         1,267

PERFORMANCE RATIOS
  Return on average total assets                                            1.19 %        1.43 %        0.83 %
  Return on average common equity                                          16.61         19.95         11.09
  Return on average total equity                                           16.38         19.60         11.05
  Efficiency (1)                                                           61.10         57.90         61.35
  Overhead (2)                                                             48.01         44.48         48.12
  Net interest margin                                                       4.60          4.79          5.21

CAPITAL RATIOS AT PERIOD-END
  Equity to assets                                                          7.03 %        7.29 %        7.37 %
  Tangible equity to tangible assets                                        6.19          6.45          6.51
  Tier 1 risk-adjusted capital (3)                                          8.41          8.86          8.73
  Total risk-adjusted capital (3)                                          11.53         12.07         12.22
  Leverage (3)                                                              6.67          6.79          6.72

(1)  Calculated as noninterest expense (excluding merger and integration charges and other nonrecurring charges) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions and gains on certain asset sales).

(2)  Calculated as noninterest expense (excluding merger and integration charges and other nonrecurring charges) less noninterest income (excluding net securities transactions and gains on certain asset sales) divided by taxable-equivalent net interest income.

(3)  12-31-94 ratio is estimated.

TE = Taxable equivalent

KEYCORP ANNOUNCES 1994 RECORD EARNINGS
JANUARY 19, 1995
PAGE 7
                                                       FINANCIAL HIGHLIGHTS
                                          (dollars in millions, except per share amounts)


                                                                                            Three months ended
                                                                                 ----------------------------------------
                                                                                   12-31-94      9-30-94       12-31-93
                                                                                 ------------   -----------   -----------
ASSET QUALITY
  Net loan charge-offs                                                                 $20.8         $25.9         $44.2
  Net loan charge-offs to average loans                                                  .19 %        0.24 %        0.45 %
  Allowance for loan losses                                                           $830.3        $820.2        $802.7
  Allowance for loan losses to
      period-end loans                                                                  1.80 %        1.84 %        2.00 %
  Allowance for loan losses to
      nonperforming loans                                                             324.27        286.62        238.68
  Nonperforming loans at period-end                                                   $256.0        $286.1        $336.3
  Nonperforming assets at period-end                                                   339.8         398.5         500.1
  Nonperforming loans to period-end loans                                               0.55 %        0.64 %        0.84 %
  Nonperforming assets to period-end loans plus
      OREO and other nonperforming assets                                               0.73          0.89          1.24


                                                                                                  Twelve months ended
                                                                                                -------------------------
                                                                                                 12-31-94      12-31-93
                                                                                                -----------   -----------
SUMMARY OF OPERATIONS
  Net interest income (TE)                                                                        $2,752.1      $2,742.1
  Provision for loan losses                                                                          125.2         211.7
  Noninterest income                                                                                 882.6        1001.7
  Noninterest expense                                                                              2,167.2       2,385.1
  Net income                                                                                         853.5         709.9

PER COMMON SHARE
  Net income                                                                                         $3.45         $2.89
  Cash dividends                                                                                      1.28          1.12

PERFORMANCE RATIOS
  Return on average total assets                                                                      1.36 %        1.24 %
  Return on average common equity                                                                    18.87         17.27
  Return on average total equity                                                                     18.56         16.95
  Efficiency (1)                                                                                     59.39         60.50
  Overhead (2)                                                                                       46.14         46.85
  Net interest margin                                                                                 4.83          5.31

ASSET QUALITY
  Net loan charge-offs                                                                              $109.2        $212.8
  Net loan charge-offs to average loans                                                               0.26 %        0.56 %

KEYCORP ANNOUNCES 1994 RECORD EARNINGS
JANUARY 19, 1995
PAGE 8
                                                    CONSOLIDATED BALANCE SHEETS
                                                       (dollars in millions)

ASSETS                                                                                12-31-94      9-30-94       12-31-93
                                                                                    ------------  ------------  ------------
  Loans                                                                               $46,224.7     $44,608.8     $40,071.3
  Mortgage loans held for sale                                                            355.2         418.3       1,325.3
  Investment securities                                                                10,275.6      10,524.0      11,122.1
  Securities available for sale                                                         2,521.0       2,960.3       1,726.8
  Short-term investments                                                                  670.0         126.7         107.2
                                                                                    ------------  ------------  ------------
        Total earning assets                                                           60,046.5      58,638.1      54,352.7
  Allowance for loan losses                                                              (830.3)       (820.2)       (802.7)
  Cash and due from banks                                                               3,511.4       3,006.7       2,777.4
  Premises and equipment                                                                  987.2         947.3         912.9
  Other real estate owned                                                                  79.0         107.5         150.4
  Goodwill                                                                                418.5         387.9         385.4
  Other intangible assets                                                                 180.4         188.6         164.0
  Purchased mortgage servicing rights                                                     194.8         197.5         188.6
  Other assets                                                                          2,210.6       1,846.9       1,502.5
                                                                                    ------------  ------------  ------------
        TOTAL ASSETS                                                                  $66,798.1     $64,500.3     $59,631.2
                                                                                    ============  ============  ============


LIABILITIES
  Deposits in domestic offices:
        Noninterest-bearing                                                           $ 9,135.7     $ 8,531.3     $ 8,826.3
        Interest-bearing                                                               36,003.4      35,945.7      35,658.3
  Deposits in foreign office-interest-bearing                                           3,425.1       3,339.5       2,014.5
                                                                                    ------------  ------------  ------------
        Total deposits                                                                 48,564.2      47,816.5      46,499.1
  Federal funds purchased and securities
     sold under agreements to repurchase                                                5,499.1       5,514.8       4,120.3
  Other short-term borrowings                                                           3,277.6       3,172.7       1,776.2
  Other liabilities                                                                     1,188.9       1,116.6       1,078.1
  Long-term debt                                                                        3,569.8       2,177.8       1,763.9
                                                                                    ------------  ------------  ------------
        TOTAL LIABILITIES                                                              62,099.6      59,798.4      55,237.6

SHAREHOLDERS' EQUITY
  Preferred stock                                                                         160.0         160.0         160.0
  Common equity                                                                         4,538.5       4,541.9       4,233.6
                                                                                    ------------  ------------  ------------
        TOTAL SHAREHOLDERS' EQUITY                                                      4,698.5       4,701.9       4,393.6

        TOTAL LIABILITIES AND                                                       ------------  ------------  ------------
         SHAREHOLDERS' EQUITY                                                         $66,798.1     $64,500.3     $59,631.2
                                                                                    ============  ============  ============

Common Shares outstanding (000)                                                         240,362       243,542       241,547

KEYCORP ANNOUNCES 1994 RECORD EARNINGS
JANUARY 19, 1995
PAGE 9

                                                 CONSOLIDATED STATEMENTS OF INCOME
                                          (dollars in millions, except per share amounts)

                                                                                                Three months ended
                                                                                    ----------------------------------------
                                                                                      12-31-94       9-30-94      12-31-93
                                                                                    ------------   -----------   -----------
INTEREST INCOME                                                                       $1,191.8       $1,150.7      $1,050.5

INTEREST EXPENSE                                                                         526.5          471.1         372.2

                                                                                    -----------    -----------    ----------
NET INTEREST INCOME                                                                      665.3          679.6         678.3
Provision for loan losses                                                                 26.2           27.2          46.4
                                                                                    -----------    -----------    ----------

                                                                                         639.1          652.4         631.9

NONINTEREST INCOME
  Service charges on deposit accounts                                                     64.6           67.9          62.8
  Trust income                                                                            53.3           53.9          54.4
  Mortgage banking income                                                                 21.3           19.3          33.4
  Credit card fees                                                                        20.1           20.5          19.2
  Insurance and brokerage                                                                 12.3           14.9          16.0
  Special asset management fees                                                            5.2            3.1          17.7
  Net securities gains (losses)                                                          (23.7)           2.0           (.1)
  Other income                                                                            52.2           41.7          33.7
                                                                                    -----------    -----------    ----------
        Total noninterest income                                                         205.3          223.3         237.1

NONINTEREST EXPENSE
  Personnel                                                                              267.5          257.7         278.7
  Net occupancy                                                                           54.3           53.9          49.6
  Equipment                                                                               39.2           39.3          40.6
  FDIC insurance assessments                                                              24.6           25.3          24.1
  Professional fees                                                                       14.8           11.2          13.7
  OREO expense, net                                                                       (2.0)           0.8          11.7
  Merger and integration charges                                                            --                        118.7
  Other expense                                                                          157.2          141.9         152.4
                                                                                    -----------    -----------    ----------
        Total noninterest expense                                                        555.6          530.1         689.5
                                                                                    -----------    -----------    ----------
INCOME BEFORE INCOME TAXES                                                               288.8          345.6         179.5
  Income taxes                                                                            95.0          116.3          57.2
                                                                                    -----------    -----------    ----------
NET INCOME                                                                             $ 193.8       $  229.3      $  122.3
                                                                                    ===========    ===========    ==========

Net income applicable to Common Shares                                                 $  189.8      $  225.3      $  118.4
Net income per Common Share                                                                0.79          0.92          0.49
Wtd. avg. Common Shares outstanding (000)                                               241,385       244,132       240,778
Taxable-equivalent adjustment                                                             $15.0         $14.4         $14.8

KEYCORP ANNOUNCES 1994 RECORD EARNINGS
JANUARY 19, 1995
PAGE 10

                                                 CONSOLIDATED STATEMENTS OF INCOME
                                          (dollars in millions, except per share amounts)


                                                                                           Twelve months ended
                                                                                     -------------------------------
                                                                                        12-31-94         12-31-93
                                                                                     --------------   --------------
INTEREST INCOME                                                                          $4,490.1         $4,213.9

INTEREST EXPENSE                                                                          1,796.8          1,534.9

                                                                                     --------------   --------------
NET INTEREST INCOME                                                                       2,693.3          2,679.0
Provision for loan losses                                                                   125.2            211.7
                                                                                     --------------   --------------

                                                                                          2,568.1          2,467.3

NONINTEREST INCOME
   Service charges on deposit accounts                                                      263.2            252.5
   Trust income                                                                             219.8            244.6
   Mortgage banking income                                                                   88.0            127.9
   Credit card fees                                                                          76.2             73.5
   Insurance and brokerage                                                                   58.6             65.7
   Special asset management fees                                                             17.3             46.0
   Net securities gains                                                                     (14.7)            28.3
   Gains on certain asset sales                                                                --             29.4
   Other income                                                                             174.2            133.8
                                                                                     --------------   --------------
      Total noninterest income                                                              882.6          1,001.7

NONINTEREST EXPENSE
   Personnel                                                                              1,059.9          1,071.4
   Net occupancy                                                                            216.9            204.2
   Equipment                                                                                158.0            161.3
   FDIC insurance assessments                                                                98.7             98.7
   Professional fees                                                                         50.0             53.3
   OREO expense, net                                                                          2.5             43.1
   Merger and integration charges                                                              --            118.7
   Other expense                                                                            581.2            634.4
                                                                                     --------------   --------------
      Total noninterest expense                                                           2,167.2          2,385.1
                                                                                     --------------   --------------
INCOME BEFORE INCOME TAXES                                                                1,283.5          1,083.9
   Income taxes                                                                             430.0            374.0
                                                                                     --------------   --------------
NET INCOME                                                                               $  853.5         $  709.9
                                                                                     ==============   ==============

Net income applicable to Common Shares                                                     $837.5           $691.8
Net income per Common Share                                                                  3.45             2.89
Wtd. avg. Common Shares outstanding (000)                                                 243,067          239,775
Taxable-equivalent adjustment                                                               $58.8            $63.1

KEYCORP ANNOUNCES 1994 RECORD EARNINGS
JANUARY 19, 1995
PAGE 11

                                           CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
                                                           (in millions)

                                                                                       Three months ended
                                                                         ------------------------------------------------
ASSETS                                                                      12-31-94         9-30-94          12-31-93
                                                                         --------------   --------------   --------------
   Loans                                                                    $ 44,970.1        $43,616.2       $ 39,257.9
   Mortgage loans held for sale                                                  412.3            463.5          1,278.1
   Investment securities                                                      10,390.1          9,617.0         10,369.8
   Securities available for sale                                               2,844.0          3,890.5          1,773.3
   Short-term investments                                                        191.9            136.2            140.3
                                                                         ---------------  --------------   ---------------
      Total earning assets                                                    58,808.4         57,723.4         52,819.4
   Allowance for loan losses                                                    (827.1)          (822.2)          (807.9)
   Other assets                                                                6,632.0          6,537.4          6,277.8
                                                                         ---------------  --------------   --------------

      TOTAL ASSETS                                                           $64,613.3        $63,438.6        $58,289.3
                                                                         ===============  ==============   ==============


LIABILITIES
   Deposits in domestic offices:
      Noninterest-bearing                                                    $  8,238.9       $ 8,083.0       $  8,166.4
      Interest-bearing                                                         35,904.1        35,718.6         35,649.1
   Deposits in foreign office-interest-bearing                                  2,972.2         3,407.3          1,282.6
                                                                          --------------    ------------     ------------
      Total deposits                                                           47,115.2        47,208.9         45,098.1
   Federal funds purchased and securities
    sold under agreements to repurchase                                         5,857.9         6,295.9          4,472.5
   Other short-term borrowings                                                  2,850.6         2,052.9          1,239.8
   Other liabilities                                                            1,095.2         1,094.9          1,200.3
   Long-term debt                                                               3,001.6         2,144.3          1,883.9
                                                                          --------------    ------------      -----------
      TOTAL LIABILITIES                                                        59,920.5        58,796.9         53,894.6

SHAREHOLDERS' EQUITY
   Preferred stock                                                                160.0           160.0            160.0
   Common equity                                                                4,532.8         4,481.7          4,234.7
                                                                            ------------  --------------      -----------
      TOTAL SHAREHOLDERS' EQUITY                                                4,692.8         4,641.7          4,394.7

      TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY                                                   $64,613.3       $63,438.6       $ 58,289.3
                                                                            ============  ==============      ===========

KEYCORP ANNOUNCES 1994 RECORD EARNINGS
JANUARY 19, 1995
PAGE 12
                                         CONSOLIDATED YEAR-TO-DATE AVERAGE BALANCE SHEETS
                                                           (in millions)



                                                                                          Twelve months ended
                                                                                    -------------------------------
ASSETS                                                                                 12-31-94         12-31-93
                                                                                    --------------   --------------
   Loans                                                                               $42,745.5        $38,307.6
   Mortgage loans held for sale                                                            717.6          1,054.6
   Investment securities                                                                 9,243.2          9,556.1
   Securities available for sale                                                         4,066.1          2,070.0
   Short-term investments                                                                  143.8            610.2
                                                                                    --------------   --------------
      Total earning assets                                                              56,916.2         51,598.5
   Allowance for loan losses                                                              (821.2)          (803.9)
   Other assets                                                                          6,466.2          6,256.6
                                                                                    --------------   --------------
      TOTAL ASSETS                                                                     $62,561.2        $57,051.2
                                                                                    ==============   ==============


LIABILITIES
   Deposits in domestic offices:
      Noninterest-bearing                                                               $8,046.2         $7,785.9
      Interest-bearing                                                                  35,783.3         35,536.3
   Deposits in foreign office-interest-bearing                                           3,014.7          1,018.9
                                                                                    --------------   --------------
      Total deposits                                                                    46,844.2         44,341.1
   Federal funds purchased and securities
    sold under agreements to repurchase                                                  5,850.4          4,378.2
   Other short-term borrowings                                                           1,929.6          1,196.2
   Other liabilities                                                                     1,103.9          1,051.2
   Long-term debt                                                                        2,233.9          1,895.4
                                                                                    --------------   --------------
      TOTAL LIABILITIES                                                                 57,962.0         52,862.1


SHAREHOLDERS' EQUITY
   Preferred stock                                                                         160.0            183.8
   Common equity                                                                         4,439.2          4,005.3
                                                                                    --------------   --------------
      TOTAL SHAREHOLDERS' EQUITY                                                         4,599.2          4,189.1

      TOTAL LIABILITIES AND                                                         --------------   --------------
       SHAREHOLDERS' EQUITY                                                            $62,561.2        $57,051.2
                                                                                    ==============   ==============
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